Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of ElectraMeccanica Vehicles Corp. (the “Company”) for the quarter ended June 30, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), the undersigned, Susan E. Docherty, Chief Executive Officer and Interim Chief Operating Officer of the Company, and Mark Orsmond, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to her or his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 4, 2023	By:	/s/ Susan E. Docherty
Susan E. Docherty
Chief Executive Officer and Interim Chief Operating Officer
(Principal Executive Officer)

Date: August 4, 2023	By:	/s/ Mark Orsmond
Mark Orsmond
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.